SUPPLEMENTAL INDENTURE
dated as of January 2, 2026
among
ENERGIZER HOLDINGS, INC.
The Guarantors Party Hereto
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
4.750% Senior Notes due 2028

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of January 2, 2026, among ENERGIZER HOLDINGS, INC., a Missouri corporation (the “Issuer”), Energizer Advanced Materials, LLC, a Delaware limited liability company (each an “Undersigned”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).
RECITALS
WHEREAS, Energizer Holdings, Inc. (the “Issuer”), the Guarantors party thereto and the Trustee entered into an Indenture, dated as of July 1, 2020 (the “Indenture”), relating to the Issuer’s 4.750% Senior Notes due 2028 (the “Notes”); and
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause any Domestic Restricted Subsidiary of the Issuer that is required to provide a guarantee or is a borrower under the Credit Agreement to provide a Note Guarantee.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
Section 1.    Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2.    Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, the Note Guarantee as provided in Article 10 thereof.
Section 3.    This Supplemental Indenture and the Note Guarantee provided herein and any claim, controversy or dispute relating to or arising out of this Supplemental Indenture and the Note Guarantee provided herein shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. The Undersigned irrevocably hereby waives, to the fullest extent permitted by Applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture, the Notes or the Note Guarantee provided herein or the transactions contemplated hereby.
Section 4.    This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic

Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof.
Section 5.    This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.
Section 6.    The recitals and statements herein are deemed to be those of the Issuer and the Undersigned and not the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Guarantees provided by the Guarantors party to this Supplemental Indenture.
Section 7.    The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Supplemental Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
Section 8.    All notices or other communications to the Issuer and the Guarantors shall be given as provided in Section 11.02 of the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ENERGIZER HOLDINGS, INC., as Issuer
By:	/s/ John Drabik
Name: John Drabik
Title: Executive Vice President and Chief Financial Officer
ENERGIZER ADVANCED MATERIALS, LLC
By:	/s/ Jonathan P. Poldan
Name: Jonathan P. Poldan
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Michael C. Jenkins
Name: Michael C. Jenkins
Title: Vice President